Exhibit 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, W. Gary Suttle, Rockford’s Chief Executive Officer and James M. Thomson, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Quarterly Report 10-Q for the quarter ended September 30, 2003, that:

•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the report fairly presents, in all material aspects, Rockford’s financial condition and results of operations.

Dated: November 13, 2003	/s/ W. Gary Suttle

W. Gary Suttle
Chief Executive Officer

Dated: November 13, 2003	/s/ James M. Thomson

James M. Thomson
Chief Financial Officer